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                                                                   EXHIBIT 10.26

                                                                  EXECUTION COPY

                         BUSINESS OPPORTUNITY AGREEMENT


         THIS BUSINESS OPPORTUNITY AGREEMENT (this "AGREEMENT"), dated as of June 9, 1999, is by and among Enron Corp., an Oregon corporation ("ENRON"), Atlantic Water Trust, a Delaware statutory business trust ("ATLANTIC WATER TRUST"), and Azurix Corp., a Delaware corporation ("AZURIX"). Atlantic Water Trust and Azurix are referred to herein collectively as the "AZURIX PARTIES." Unless the context otherwise requires, references herein to Enron shall be deemed to be references to Enron and its Affiliates other than Atlantic Water Trust, Azurix, and entities controlled by either of them.

                              W I T N E S S E T H:

         WHEREAS, Azurix is a wholly owned Subsidiary of Atlantic Water Trust;
and

         WHEREAS, Enron owns a significant beneficial interest in Atlantic Water Trust; and Enron may owe certain duties to Atlantic Water Trust and Azurix resulting from its ownership interest in Atlantic Water Trust; and

         WHEREAS, Azurix and Enron are engaged in the Water Business; and

         WHEREAS, Enron engages in, or may engage in the future in, activities that may have an impact on Atlantic Water Trust and Azurix and their respective businesses, including the Water Business; and

         WHEREAS, the application of the law relating to duties that Enron may owe to Atlantic Water Trust and Azurix is often difficult to predict; and if a court were to hold that Enron breached any such duty, Enron could be held liable for damages in a legal action brought on behalf of Atlantic Water Trust or Azurix; and

         WHEREAS, Enron, Atlantic Water Trust, and Azurix desire to enter into this Agreement in order to (i) define duties that Enron will owe to Atlantic Water Trust and Azurix with respect to business opportunities; (ii) define rights that Enron will have with respect to business opportunities; and (iii) specify certain circumstances which will not give rise to a breach of duty on the part of Enron; and

         WHEREAS, the Azurix Parties anticipate that they and their Affiliates will benefit from their relationships with Enron, and Enron's investment in Atlantic Water Trust was predicated on the execution and delivery of an agreement containing substantially the terms set forth herein;


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         NOW, THEREFORE, in consideration of the mutual covenants, rights, and obligations set forth in this Agreement and the benefits to be derived herefrom, and for other good and valuable consideration, the receipt and the sufficiency of which each of the parties hereto acknowledges and confesses, the parties hereto agree as follows:

         SECTION 1. CERTAIN DEFINED TERMS; EXHIBITS. As used in this Agreement, capitalized terms have the meanings ascribed to such terms in this Agreement and on Exhibit A attached hereto. Any and all references to "EXHIBITS" are to Exhibits to this Agreement, each of which is made a part of this Agreement and incorporated herein for all purposes.

         SECTION 2. REPRESENTATIONS. Each of the parties hereto represents and warrants to the other parties that it has the power and authority (corporate or other) to enter into this Agreement and to perform its obligations hereunder and that the execution, delivery and performance of this Agreement will not conflict with or result in a violation of any law or any other agreement to which it is a party or by which it is bound.

         SECTION 3. AGREEMENT BY AZURIX REGARDING ENRON BUSINESS ACTIVITIES. Azurix acknowledges and agrees that, so long as such activities are conducted in compliance with this Agreement in all material respects, Enron is free to conduct business activities that are within Enron's existing lines of business, including, but not limited to, the Water Business, and any other lines of business in which Enron chooses to engage in the future. Without limiting the foregoing, Azurix acknowledges and agrees that, so long as such activities are conducted in compliance with this Agreement in all material respects, Enron may engage in any and all aspects of the Water Business. In connection with the foregoing, Azurix acknowledges that such activities may result in the acquisition by Enron of Water Business Assets, and in certain cases Enron or entities in which Enron has an interest may engage in the Water Business or acquire Water Business Assets pursuant to bidding or auction processes in which Azurix is also a bidder. Azurix acknowledges and agrees that such activities may have an impact on Azurix or the price it pays for properties or securities it purchases from others. Azurix acknowledges and agrees that Enron or entities in which it has an interest may engage in the Water Business or acquire direct or indirect interests in Water Business Assets as a result of the activities described above, may own, operate, and control any such assets in connection therewith, and may acquire additional Water Business Assets or pursue opportunities related thereto or in connection therewith, in each case without any duty to offer all or any portion of such assets or opportunities to Azurix.

         SECTION 4. AGREEMENT BY ENRON REGARDING SEPARATE CONDUCT OF BUSINESS. Enron agrees that, except with respect to business opportunities pursued jointly by Enron and Azurix and except as otherwise agreed to between Enron and Azurix, Enron's business will be conducted through the use of its own personnel and assets and not with the use of any personnel or assets of Azurix; provided that nothing herein shall be deemed to prevent Enron from using personnel and information of Azurix in connection with Enron's decisions regarding its investment in Atlantic


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Water Trust, Azurix, or their Affiliates. Without limiting the foregoing, Enron agrees that, without the consent of Azurix, the Water Business conducted by Enron entities will only involve business opportunities identified by or presented to Enron personnel and developed and pursued solely through the use of the personnel and assets of Enron entities. Enron agrees that it will not pursue any business opportunity that involves Water Business Assets that is first presented to an officer or director of Enron who is also an officer or director of Azurix at the time such opportunity is presented (i.e. the first officer or director of Enron to receive notice of such opportunity from a third party is also an officer or director of Azurix), or that such officer or director identified on his or her own, unless Enron first offers such opportunity to Azurix and within a reasonable period of time Azurix notifies Enron in writing that Azurix elects not to pursue such opportunity. For purposes of the foregoing, (a) a business opportunity that involves Water Business Assets shall not include any opportunity where Water Business Assets represent less than a majority of the fair market value of the opportunity, as determined by the officer or director of Enron to whom such opportunity is first presented, based on information available to such officer or director at the time such opportunity is first presented (which determination shall be conclusive if made in good faith), (b) senior officers of Azurix who are members or ad hoc members of the Management Committee of Enron or any similar committee shall not, by virtue of such membership or ad hoc membership, be deemed to be Enron personnel, and (c) it will not be a breach of Enron's agreement to develop and pursue business opportunities solely through the use of the personnel and assets of ECT, EES, EII, or other Enron entities if one or more senior officers of Enron who serve on the Board of Directors of Azurix participate, as officers of Enron, in evaluating, developing or approving business opportunities that were identified by other Enron personnel or first presented to other Enron personnel (i.e. the first Enron person to receive notice of such opportunity from a third party or who identified the opportunity on his or her own was not also an officer or director of Azurix). The provisions of this Section 4 relate exclusively to the duties that Enron owes Azurix, and nothing herein shall affect the fiduciary or other duties owed to Azurix by any individual director or officer of Azurix in his or her capacity as such. In this connection, Enron agrees that its representatives on the Board of Directors of Azurix will not, for the purpose of enabling Enron to pursue an opportunity in the Water Business, vote in such a manner as to effectively prevent, prohibit, or restrict Azurix from pursuing such opportunity.

         SECTION 5. AGREEMENT, WAIVER, RELEASE AND INDEMNITY. In further consideration of the benefits received and to be received by Azurix pursuant to this Agreement, Azurix acknowledges and agrees that, if any business opportunity is presented to or identified by Enron, except as otherwise provided in Section 4 of this Agreement, Enron may pursue such opportunity and conduct the business related thereto without any obligation to offer it to Azurix. Azurix acknowledges and agrees that in such case, to the extent that a court might hold that the pursuit of such opportunity or the conduct of such activity is a breach of any standard of care, any duty of loyalty, or any other duty to Azurix (and without admitting that the pursuit of such opportunity or the conduct of such activity is such a breach of any such standard or duty), Azurix hereby fully and irrevocably releases and waives any and all Claims that Azurix or any Person claiming by, through, or under Azurix may have to claim that the pursuit by Enron of any such business opportunity or the conduct of the



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business related thereto is a breach of any standard of care, any duty of loyalty, or any other duty to Azurix (and including, without limitation, any and all Claims arising either directly or derivatively, and whether brought by, through, or under Azurix, or by any stockholder, creditor, Subsidiary or Affiliate of Azurix). Further, Azurix, for itself and its successors and assigns, hereby agrees to indemnify, defend, and hold harmless Enron and its predecessors and successors in interest, and all of Enron's and its respective predecessors and successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns, from any and all such Claims that may be asserted (a) by any Person whomsoever claiming by, through, or under Azurix or (b) by any successors or assigns of Azurix. It is the express intention of Azurix that the indemnity to Enron herein provided covers any such Claims asserted by, through, or under Azurix, notwithstanding that such Persons are not signatories to this Agreement, and whether or not the release provisions are directly enforceable against any Persons who are not signatories to this Agreement. This indemnity applies for the benefit of Enron (including its predecessors and successors in interest, and all of Enron's and its respective predecessors and successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns) regardless of whether such claims are based in whole or in part upon the alleged partial or sole negligence or strict liability of Enron (or its predecessors or successors in interest, or Enron's or its respective predecessors or successors in interests' respective Affiliates, stockholders, directors, officers, employees, agents, attorneys, servants, invitees, contractors, licensees, legal representatives, successors, and assigns). The waivers and agreements herein apply equally to activities to be conducted in the future and activities that have been conducted in the past.

         SECTION 6. AGREEMENT TO SUPPLY INFORMATION. Enron agrees that, in connection with any opportunity presented to Azurix pursuant to Section 4 of this Agreement, Enron will furnish to Azurix all information in Enron's possession or reasonably available to Enron regarding the opportunity in question that is material to a decision by Azurix whether or not to pursue such opportunity; provided, however, that as a condition to the furnishing of such information, Enron may require Azurix to enter into a written confidentiality agreement to protect any non-public, confidential, or proprietary information of Enron or any third party.

         SECTION 7. CONFIDENTIALITY AGREEMENTS, ETC. In the event any party hereto, or any controlled Affiliate of that party, executes a confidentiality agreement, an area of mutual interest agreement, a standstill agreement or any other agreement which purports to bind another party hereto (or any Subsidiary of such other party), and such other party (or any such Subsidiary of such other party) is not a party to such agreement, (a) such agreement shall not be binding on the other party or any of its Subsidiaries (each party acknowledging that neither it nor any of its controlled Affiliates has any authority to bind any other party or any other party's Subsidiaries), (b) the other party and its Subsidiaries shall have no liability for any breach of such agreement, and (c) the party that executed, or whose controlled Affiliate executed, such agreement will indemnify, defend, and hold harmless the other party and its Subsidiaries against any claims arising from or relating to such agreement or any alleged breach thereof. In the event any third party requires Azurix or Enron to



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execute a confidentiality or standstill agreement in order that Enron can furnish to Azurix, or Azurix can furnish to Enron, any information required by this Agreement in order to permit Azurix or Enron to exercise any right granted by this Agreement, Enron and Azurix's obligation in this Agreement to furnish such information will be conditioned upon the execution of such agreement by Azurix or Enron, as the case may be.

         SECTION 8. ARBITRATION.

                  (a) Agreement to Arbitrate. Any and all Claims arising out of or relating to any provision of this Agreement or the alleged breach hereof, even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under domestic, or foreign law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association.

                  (b) Procedural Matters. The arbitration proceeding shall be conducted in Houston, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute (with the Azurix Parties being considered one party of any dispute) shall select one arbitrator, and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Any party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in any and all courts (federal, state, or otherwise). Judgment upon any award rendered in any such arbitration proceeding may be entered by any court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay, or defenses to arbitrability and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act.

                  (c) Amounts Awarded. The arbitrators may award such damages as they deem appropriate, except that the arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages, or any other penalty or punitive type of damages), consequential, incidental, or indirect damages (in tort, contract, or otherwise), the parties hereby waiving their right, if any, to recover such damages; provided, however, that the arbitrators shall have the authority to award damages (including, without limitation, any punitive damages, exemplary damages, treble damages, or any other penalty or punitive type of damages or indirect damages, in tort, contract, or otherwise) that were incurred by a party as a result of a third party Claim against such party.

                  (d) Costs. The arbitrators shall be entitled to award costs of the arbitration and attorneys' fees as they deem appropriate.



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                  (e) Prior Notice. Prior to the institution of a Claim under this Agreement by any Person, such Person shall provide to Enron and all other parties to this Agreement a written notice specifying the nature and basis of the Claim. The Persons who are the subject of any Claim shall be given thirty
(30) days to cure any breach before any arbitration proceeding is initiated.

         SECTION 9. RESOLUTION OF CONFLICTS OF INTEREST

                  (a) Whenever a potential conflict of interest exists or arises between Enron, on the one hand, and any of the Azurix Parties, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all parties, and shall not constitute a breach of any duty stated or implied by law or equity, if the resolution or course of action is authorized by this Agreement or, by operation of this Agreement, is deemed to be fair and reasonable to the Azurix Parties. Enron shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. The term "SPECIAL APPROVAL" shall mean the approval of a majority of disinterested directors of Azurix. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Azurix Parties if such conflict of interest or resolution is
(i) approved by Special Approval, or (ii) on terms no less favorable to the Azurix Parties than those generally being provided to or available from unrelated third parties, or (iii) fair to the Azurix Parties, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to one or more of the Azurix Parties). Enron may also adopt a resolution or course of action that has not received Special Approval. Enron and any Person voting in connection with Special Approval shall be authorized in connection with its determination of what is "fair and reasonable" to the Azurix Parties and in connection with its resolution of any conflict of interest to consider
(A) the relative interests of any party to such conflict, agreement, transaction, or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as such Person determines in its sole discretion to be relevant, reasonable, or appropriate under the circumstances. In the absence of bad faith by Enron, the resolution, action, or terms so made, taken, or provided by Enron with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care, any duty of loyalty, or any other duty imposed herein or therein or under Delaware law or any other law, rule, or regulation.

         (b) Any standard of care, any duty of loyalty, and any other duty imposed by this Agreement or under Delaware law or any other applicable law, rule, or regulation shall be modified, waived, or limited as required to permit Enron to act under this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by Enron to be in, or not inconsistent with, this Agreement or the interests of the Azurix Parties.




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         SECTION 10. AMENDMENT OF AZURIX'S PURPOSE CLAUSE. Azurix, Atlantic
Water Trust, and Enron agree that, as soon as practicable following the execution and delivery of this Agreement, they will take such action as is necessary to cause the purpose clause of Azurix in its Certificate of Incorporation to be amended to read as follows:

                  The purpose of the Corporation is to engage, directly or indirectly (through affiliates or otherwise), in acquiring, owning, operating, and managing water and wastewater assets, providing water- and wastewater- related services, and developing and managing water resources, including without limitation (i) the ownership, operation, and management of water supply and wastewater systems and facilities, (ii) the ownership of interests entitling the owner to supplies of water (including water supply agreements and water rights and other interests in real property held primarily for use in production, collection, or storage of water), (iii) the ownership and operation of real and personal property used or useful in connection with exploration for water, development of water reserves upon discovery thereof, production of water from wells located on water properties, and storage and transportation of water including, but not limited to, water wells, water pipelines, water storage tanks, water treatment plants, water pressurization facilities, water distribution systems, and rights of way, licenses and other rights associated therewith, (iv) the ownership and operation of real and personal property used or useful in connection with water and wastewater collection, treatment, distribution, and disposal operations, including, but not limited to, reservoirs, wells, abstraction devices, pipelines, aqueducts, desalination plants, water treatment facilities, distribution networks, wastewater collection networks, and wastewater treatment facilities, (v) service agreements that relate to the management of water supply or water or wastewater facilities or systems, including, but not limited to, water and wastewater system management contracts and "back office" services agreements, (vi) the operation, management, and provision of architectural, engineering, and construction services related to the foregoing, (vii) services and assets to dispose of residual products from wastewater treatment,
                  (viii) remediation and development of underground infrastructure related to water and wastewater systems and supply, (ix) risk management services involving water supplies, (x) debt of or equity interests in corporations, partnerships, or other entities engaged in businesses that the Corporation is permitted hereby to engage in, (xi) any other lawful business or activity that now or hereafter may be incidental to the foregoing purpose or acquired as part of a larger acquisition transaction the majority of the value of which (as determined by the Board of Directors of the Corporation or its designee in good faith) relates to one or more of the foregoing purposes, but excluding (in the case of each of items (i) through (xi)) supplying fuel, supplying energy (other than sales of excess



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                  generation from facilities principally serving assets or
                  facilities described in items (i), (iii), (iv) and (vii) above), or providing risk management services on a commodity other than water (other than being a party to a risk management arrangement to protect against risks facing the Corporation), and (xii) any other lawful business or activity; provided that such other business or activity contemplated by this clause (xii) is approved in writing by Enron Corp., an Oregon corporation, which approval may be granted or withheld by Enron Corp. in its sole discretion and which approval may be general in nature or may be confined to a particular facility or a particularly described expanded business purpose. Notwithstanding the foregoing, from and after the first date on which both of the following tests are met: (a) Enron Corp. and affiliates of Enron Corp. do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the capital stock of the Corporation having ordinary voting power for the election of directors, and (b) fewer than one-third of the directors of the Corporation are persons who are employees, officers or directors of Enron Corp. or of any affiliate of Enron Corp., the purpose of the Corporation shall be to engage in any lawful business or activity in which a corporation organized under the laws of Delaware is permitted to engage under Delaware law.

Azurix agrees that, until the first date on which both of the following tests are met: (a) Enron and Affiliates of Enron do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the capital stock of Azurix having ordinary voting power for the election of directors, and (b) fewer than one-third of the directors of Azurix are persons who are employees, officers or directors of Enron or of any Affiliate of Enron, without the prior written consent of Enron (which consent Enron may grant or withhold in its sole discretion), Azurix will not further amend the purpose clause of its Certificate of Incorporation. Azurix also agrees that, to the extent practicable, it will take such action as it deems appropriate to ensure that its activities and the activities conducted by its controlled Affiliates are conducted in a manner that is consistent with the foregoing purpose clause.

         SECTION 11. DUTIES OF INDIVIDUAL DIRECTORS. Nothing herein shall affect the fiduciary or other duties owed to Atlantic Water Trust or Azurix by any individual director or officer of Atlantic Water Trust or Azurix in his or her capacity as such.

         SECTION 12. DUTIES TO EXISTING ENTITIES. The Azurix Parties acknowledge that Enron has fiduciary and contractual obligations to other Persons and entities under existing agreements and relationships and agree that, in the event of a conflict between the duties of Enron under this Agreement and the duties of Enron to third parties under agreements or relationships that exist on the date hereof, Enron shall be entitled to perform its duties to such third parties without any liability to the Azurix Parties. Without limitation or exclusion to any other agreements or relationships that



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Enron has in or affecting the Water Business on the date hereof, the parties acknowledge that Enron has furnished to Azurix a confidential list of transactions or relationships that Enron currently has in or affecting the Water Business or Water Business Assets and for which Azurix fully and irrevocably waives and releases any and all Claims with respect thereto.

         SECTION 13. MISCELLANEOUS PROVISIONS.

                  (a) Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without regard to principles of conflicts of law.

                  (b) Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. This Agreement is also intended for the benefit of each member of the Board of Directors of Enron, Atlantic Water Trust and Azurix, each of which will be considered a third party beneficiary of this Agreement.

                  (c) Amendment; Waivers. This Agreement may be altered, supplemented, amended, or waived only by the written consent of each party hereto.

                  (d) Assignment. No party hereto shall have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto; and any purported assignment of this Agreement or any of the rights or obligations of a party hereunder without such consent shall be deemed to be null and void ab initio.

                  (e) Notices. Any and all notices, designations, consents, offers, acceptances, or other communications provided for herein (each a "NOTICE") shall be given in writing by personal delivery, telegram, or telecopy which shall be addressed, or sent, to the respective addresses or telecopy numbers as follows (or such other address or telecopy number as any party hereto may specify for itself by Notice given in accordance with this Section 13(e)):

                  If to Enron:

                           Enron Corp.
                           1400 Smith Street
                           Houston, Texas  77002
                           Attn:  President
                           Telecopy:  713/646-5801




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                           with a copy to:

                           Enron Corp.
                           1400 Smith Street
                           Houston, Texas  77002
                           Attn:  General Counsel
                           Telecopy:  713/853-3920

                  If to Atlantic Water Trust:

                           Atlantic Water Trust
                           C/o Wilmington Trust Company, Trustee
                           Rodney Square North
                           Wilmington, Delaware 19890-0001
                           Attn:  Corporation Trust Administration
                           Telecopy:  302/651-8681

                           with a copy to Azurix at its address below.

                  If to Azurix:

                           Azurix Corp.
                           333 Clay Street, Suite 1000
                           Houston, Texas  77002
                           Attn:  General Counsel
                           Telecopy:  713/345-5330

All Notices shall be deemed effective, delivered, and received (i) if given by personal delivery, when such Notice is personally delivered at the address specified above; (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; or (iii) if given by telegram, when such Notice is delivered at the address specified above.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

                  (g) Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions, and understandings with respect thereto.

                  (h) No Partnership. No term or provision of this Agreement shall be construed to establish any partnership, agency, or joint venture relationship among the parties hereto.


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                  (i) Invalidity. In the event that any one or more of the
provisions contained in this Agreement is, for any reason, held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement.

                  (j) Outside Advisers. Each of the parties agrees that the other may engage any investment banker or engineering, accounting, legal, or other professional adviser to perform services for it, notwithstanding the fact that the other party may also employ such Person, and each party waives the right to claim that the other party breached any duty to it in connection with such engagement. Nothing herein shall be deemed to grant any rights to any Person performing investment banking or other professional services for Enron, Atlantic Water Trust, or Azurix or to preclude any claim by either Enron, Atlantic Water Trust, or Azurix against any such Person that violates any duty owed by such Person to Enron, Atlantic Water Trust, or Azurix.

                  (k) Termination. This Agreement will not be applicable to opportunities first presented on or after the first date on which both of the following tests are met: (a) Enron and Affiliates of Enron do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the capital stock of Azurix having ordinary voting power for the election of directors, and (b) fewer than one-third of the directors of Azurix are persons who are employees, officers or directors of Enron or of any Affiliate of Enron.

                  (l) Holding Company. No party to this Agreement will, or will permit any of its controlled Affiliates to, take any action that will require any other party to this Agreement or any Affiliate of such party to register as a "holding company" under the United States Public Utility Holding Company Act of 1935, as amended, or to have to qualify for an exemption or change any existing exemption available to a party to avoid registration thereunder.

                  (m) Violation of Law. Neither Azurix nor its controlled Affiliates shall take any action that will cause Enron or any of its Subsidiaries to violate applicable law or that will otherwise cause Enron or any of its Subsidiaries to be subjected to fines, penalties, or forfeiture of property, and neither Enron nor its controlled Affiliates shall take any action that will cause Azurix, Atlantic Water Trust, or any of their Subsidiaries to violate applicable law or that will otherwise cause Azurix, Atlantic Water Trust, or any of their Subsidiaries to be subjected to fines, penalties, or forfeiture of property.

                  (n) Agreements and Waivers of Azurix Binding on Atlantic Water Trust. Any agreement or waiver by Azurix entered into or granted herein, or in accordance with the provisions hereof, shall be binding on Atlantic Water Trust to the same extent as if entered into or granted by Atlantic Water Trust.



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         EXECUTED as of the date first set forth above.

ATLANTIC WATER TRUST


By:   /s/
   Name:
         ----------------------
   Title:
          ---------------------

AZURIX CORP.


By:   /s/ EDWARD N. ROBINSON
   Name:  Edward N. Robinson
         ----------------------
   Title:  Executive Director
          ---------------------

ENRON CORP.


By:   /s/ CLIFFORD BAXTER
  Name:   Clifford Baxter
         ----------------------
   Title: Senior Vice President
          ---------------------









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                                    EXHIBIT A
                               CERTAIN DEFINITIONS


         "AFFILIATE" of a Person means any other Person controlling, controlled by, or under common control with such first Person, and "controlled Affiliate" means any other Person controlled by such first Person; provided that Azurix and its Subsidiaries shall never be considered to be Affiliates of Enron or its Affiliates. For purposes of this Agreement, the term "control" and its correlative terms means the possession, directly or indirectly, through one or more intermediaries, through the ownership of voting securities, by contract, or otherwise, of the power or authority to exercise a controlling influence over the management of the Person (including, but not limited to, serving as manager, managing partner, or general partner of a Person or performing similar functions for a Person).

         "CLAIMS" means any and all claims, demands, causes of action, liabilities, losses, costs, damages, and expenses of any kind or nature whatsoever, in law or in equity (including, without limitation, attorneys' fees and costs), and irrespective of whether any such claims or matters arise out of common law, contract, tort, strict liability, violation of statutory laws, or regulations, or any other theory or basis.

         "ECT" means Enron Capital & Trade Resources Corp., a Delaware corporation and its successors and assigns.

         "EES" means Enron Energy Services, LLC, a Delaware limited liability company and its successors and assigns.

         "EII" means Enron International Inc., a Delaware corporation and its successors and assigns.

         "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, whether or not a legal entity.

         "SUBSIDIARY" of any Person means any other Person in which the first Person owns an interest, directly or indirectly.

         "WATER BUSINESS" means any of the businesses permitted by the purpose clause in Azurix's Certificate of Incorporation as mandated by Section 10 of this Agreement.

         "WATER BUSINESS ASSETS" means assets used in connection with the Water Business.




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